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PROXY                   VIPONT ROYALTY INCOME FUND, LTD.
                      THIS PROXY IS SOLICITED ON BEHALF OF
                        VIPONT ROYALTY INCOME FUND, LTD.
                BY ATRIX LABORATORIES, INC., AS GENERAL PARTNER

     The undersigned hereby appoints Kimberly A. Marks and Brian G. Richmond and each of them, as proxies for the undersigned, each with the full power of appointment and substitution, and hereby authorizes them to represent and to vote, as designated below, all Limited Partnership units ("Units") of Vipont Royalty Income Fund, Ltd. (the "Partnership") which the undersigned is entitled to vote at the Special Meeting of Limited Partners of the Partnership to be held on September 27, 1995 at 10:00 a.m. local time, at The Marriott Hotel, 350 East Horsetooth, Fort Collins, Colorado 80525 (the "Meeting"), or at any and all postponements, continuations or adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ON THE PROXY.

     Please mark boxes /X/ in ink. Sign, date and return this Proxy Card promptly using the enclosed envelope.

1. Proposal to approve the merger of the Partnership with and into Atrix, L.P., a Colorado limited partnership (the "Merger") pursuant to which each Partnership Unit would be converted into Shares of common stock of Atrix Laboratories, Inc. and the adoption of an amendment to the Amended and Restated Agreement of Limited Partnership of the Partnership to specifically provide for the Merger.

              / / FOR           / / AGAINST           / / ABSTAIN
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2. In the discretion of such proxy holders, upon such other business as may properly come before the Meeting or any and all postponements, continuations or adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of
Limited Partners, dated              , 1995 and the Prospectus/Proxy Statement
furnished therewith.

Please sign exactly as your name appears hereon. When Units are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing.

                                                 Dated                    , 1995

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                                                      Authorized Signature

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                                                      Authorized Signature

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To save the Partnership additional vote solicitation expense, please sign, date and return this Proxy promptly, using the enclosed envelope.

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